UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
Dura Automotive Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21139	38-3185711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 299-7500
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	BANKRUPTCY OR RECEIVERSHIP
     As previously reported, on October 30, 2006, Dura Automotive Systems, Inc. (“Dura”) and its 41 United States and Canadian subsidiaries (collectively with Dura, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) pursuant to title 11 of the United States Code, 11 U.S.C. §§101, et seq., as amended by the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases were consolidated for the purpose of joint administration and assigned case number 06-11202 (KJC). Dura’s Latin American, European, and Asian subsidiaries were not included in the chapter 11 filings.
     As previously reported, on November 8 and 9, 2006, and December 7, 2006, the Office of the United States Trustee for the District of Delaware appointed an official committee of unsecured creditors (the “Creditors’ Committee”) pursuant to section 1102 of the Bankruptcy Code. The Debtors’ prepetition second priority lenders holding or controlling, in the aggregate, a substantial majority of the Debtors’ prepetition second priority indebtedness (at the time of formation) formed an ad hoc group (the “Second Lien Group”).
     As previously reported, on August 22, 2007, the Debtors filed their Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as amended and modified, the “Original Plan”) and the corresponding Disclosure Statement for the Debtors’ Revised Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as amended and modified, the “Original Disclosure Statement”).
     On October 4, 2007, the Bankruptcy Court entered an order approving the Original Disclosure Statement. The Bankruptcy Court also approved the Debtors’ proposed solicitation procedures and set November 26, 2007, as the hearing date on confirmation of the Original Plan.
     Despite the Debtors’ progress in negotiating and soliciting a largely consensual chapter 11 plan that was accepted by overwhelming majorities in every voting class, it became clear that the Debtors’ plan to exit chapter 11 prior to year-end 2007 would not come to fruition. Even though the Debtors had progressed to the very cusp of confirming the Original Plan, the Debtors were unable to proceed further in light of abnormally challenging credit market conditions that made it impossible for the Debtors to obtain sufficient exit financing on acceptable terms. It was in this context that the Debtors wasted no time in reevaluating their options in consultation with certain creditor groups to move these Chapter 11 Cases forward.
     On March 6, 2008, when, after several weeks of negotiations, the Debtors reached agreement in principle with their key creditor constituencies, including the Creditors’ Committee and the Second Lien Group, on the key terms of a revised economic deal regarding creditor recoveries for the Class 2 Second Lien Facility Claims, the Class 3 Senior Note Claims and the Class 5 Other General Unsecured Claims. Significantly, this negotiation process culminated in the parties’ agreement in principle to support the transactions contemplated by the Revised Plan including: (i) converting Second Lien Facility Claims, Senior Notes Claims and U.S. Other General Unsecured Claims into equity of the Reorganized Debtors; and (ii) the contribution of new capital by certain existing Second Lien Lenders, Senior Noteholders and other investors (including, but not limited to, any holders of Subordinated Notes or Convertible Preferred Securities willing to invest) in exchange for secured debt, which will have a second lien secured position (the “New Money Second Lien Investment”).
     Subsequently, the Debtors, Second Lien Group, and the Creditors’ Committee worked to finalize the Revised Plan and memorialize the related agreements. As previously reported, on March 7, 2008, the Debtors filed the Debtors’ Revised Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as amended and modified, the “Revised Plan”), which incorporated the key terms of the negotiated agreements. On March 10, 2008, the Creditors’ Committee voted to support the Revised Plan.
     On March 13, 2008, the Debtors filed the Disclosure Statement for the Debtors’ Revised Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as amended from time to time and including all exhibits and supplements thereto, the “Disclosure Statement”) (along with a Revised Plan incorporating certain conforming changes), which more fully described the terms and conditions of the negotiated agreements.
     On April 4, 2008, the Bankruptcy Court approved the Disclosure Statement and authorized the Debtors to begin soliciting votes on the Revised Plan. Since then, the Debtors worked with the Second Lien Group, Creditors’ Committee and various major creditors to complete the organizational documents necessary to support the Revised Plan. The parties also worked collaboratively to put into place the New Money Second Lien Investment.
     On May 13, 2008, the Bankruptcy Court entered an order confirming (the “Confirmation Order”) the Debtors’ Revised Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (with Further Technical Amendments) (the “Confirmed Plan”), and as supplemented by certain plan supplements filed with the Bankruptcy Court beginning on April 28, 2008 (collectively, the “Plan Supplement”). A copy of the Confirmed Plan is attached hereto as Exhibit 2.1 and incorporated herein by reference. On May 13, 2008, the Debtors issued a press release announcing the Bankruptcy Court’s confirmation of the Confirmed Plan, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Copies of the Confirmed Plan, Plan Supplement, Confirmation Order and Disclosure Statement are also publicly available and may be accessed free of charge under the “Court Documents” section of the Debtors’ Claims and Solicitation Agent’s website at http://www.kccllc.net/dura. The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Form 8-K.
     The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Confirmed Plan. This summary only highlights certain of the substantive provisions of the Confirmed Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Confirmed Plan. This summary is qualified in its entirety by reference to the full text of the Confirmed Plan. All capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Confirmed Plan.
Material Terms of the Confirmed Plan
     Under the Confirmed Plan, New Dura will emerge as a publicly reporting company under the Securities Exchange Act of 1934, as amended. The Confirmed Plan contemplates the following restructuring transactions, among others, as set forth in the Confirmed Plan: (i) the Debtors will enter into the Exit Credit Facility and New Money Second Lien Loan (collectively, the “New Credit Facilities”); (ii) all DIP Facility Claims (except those surviving obligations set forth in Article IX.D.4 of the Confirmed Plan), administrative expenses and certain priority claims will be paid in full in Cash; (iii) holders of Class 2 Second Lien Facility Claims will receive new Convertible Preferred Stock on account of their claims; (iv) Class 3 Senior Notes Claims and Class 5A U.S. Other General Unsecured Claims will receive 100% of New Common Stock; (v) holders in Class 5B Canadian General Unsecured Claims will be paid, in Cash, on a pro rata basis, in full and final satisfaction of their claims; (vi) Class 4 Subordinated Notes Claims and the Class 6 Convertible Subordinated Debentures Claims, which are subordinated to the Class 3 Senior Notes Claims, will be discharged without recovery; (vii) Class 7 Section 510(b) Subordinated Claims (to the extent any exist) will be discharged without recovery; and (vii) Class 8 Equity Interests will be canceled and will not receive any distributions or retain any property interests.
     On the Effective Date, except to the extent otherwise provided in the Confirmed Plan, all notes, stock, instruments, certificates, and other documents evidencing the Senior Notes Claims, Subordinated Notes Claims, Convertible Subordinated Debentures Claims, Convertible Trust Guarantees and Equity Interests (including the 18,904,222 shares of Dura’s Class A Common Stock, par value $0.01 per share, which were outstanding as of June 1, 2007) shall be canceled, shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or in any way related thereto shall be discharged.
Creditor Recoveries
     The expected recoveries for holders of Claims are set forth in Article V of the Disclosure Statement.
Conditions Precedent to the Effectiveness of the Confirmed Plan
     The following are conditions precedent to the Effective Date that must be satisfied or waived in accordance with Article VIII.B of the Confirmed Plan:
1. The New Organizational Documents shall have been, as applicable: (a) delivered or tendered for delivery; (b) executed; (c) consummated; and/or (d) filed.
2. The New Board shall have been appointed in accordance with Article IV.G.2(a) of the Confirmed Plan.
3. The New Money Second Lien Loan shall have been consummated.
4. The Exit Credit Facility shall have been consummated.
5. The Canadian Recognition Order shall have been issued; provided, however, that entry of the Canadian Recognition Order shall only be a condition to the Effective Date with regard to those Debtors incorporated, formed or otherwise organized under Canadian law.
     The Debtors may, at any time, with the consent of the Creditors’ Committee and the Second Lien Group, which consent shall not be unreasonably withheld, waive any of the conditions to the Effective Date set forth in Article VIII.A of the Confirmed Plan without notice to or order of the Bankruptcy Court.

     The Debtors currently expect the Effective Date to occur in the second quarter of 2008.
Treatment of Executory Contracts and Unexpired Leases
Assumption and Rejection of Executory Contracts and Unexpired Leases
     Any executory contracts and unexpired leases that are listed in the Plan Supplement as executory contracts or unexpired leases to be assumed, or are to be assumed pursuant to the terms of the Confirmed Plan, shall be deemed assumed by the Debtors as of immediately prior to the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.
     Any executory contracts and unexpired leases that have not expired by their own terms on or prior to the Effective Date, which the Debtors have not assumed or rejected during the pendency of the Chapter 11 Cases, which are not listed in the Plan Supplement as executory contracts or unexpired leases to be assumed, which are not to be assumed pursuant to the terms hereof, and that are not the subject of a motion pending as of the Effective Date to assume the same, shall be deemed rejected by the Debtors as of immediately prior to the Petition Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.
Claims Based on Rejection of Executory Contracts or Unexpired Leases
     All proofs of claim arising from the rejection of executory contracts or unexpired leases must be filed within thirty (30) days after the earlier of: (1) the date of entry of an order of the Bankruptcy Court approving any such rejection; and (2) the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease for which proofs of claim are not timely filed within that time period will be forever barred from assertion against the Debtors, Reorganized Debtors, Estates, their successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the discharge and permanent injunction set forth in Article IX.E and Article IX.F of the Confirmed Plan.
Cure of Defaults for Executory Contracts and Unexpired Leases Assumed Pursuant to the Confirmed Plan
     Any monetary amounts by which any executory contract and unexpired lease to be assumed pursuant to the Confirmed Plan or otherwise is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on or as soon as practicable after the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree. In the event of a dispute regarding the amount of a cure payment, “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or any other matter pertaining to assumption: (1) the Debtors or Reorganized Debtors, as the case may be, retain the right to reject the applicable executory contract or unexpired lease at any time prior to the resolution of the dispute; (2) cure payments shall only be made following the entry of a Final Order resolving the dispute.

Release, Exculpation, Injunction and Indemnification
Debtor Release
     Notwithstanding anything contained in the Confirmed Plan to the contrary, as of the Effective Date, for the good and valuable consideration provided by each of the Releasees, including, but not limited to: (a) the discharge of debt and all other good and valuable consideration paid pursuant to the Confirmed Plan or otherwise; and (b) the services of the Debtors’ present and former officers and directors as of the Petition Date or thereafter in facilitating the expeditious implementation of the restructuring contemplated by the Confirmed Plan, and in view of the indemnification pursuant to Article V.D of the Confirmed Plan; each of the Debtors shall provide a full discharge and release to the Releasees (and each such Releasee so released shall be deemed released and discharged by the Debtors) and their respective properties from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including, without limitation, those that any of the Debtors or the Reorganized Debtors would have been legally entitled to assert (whether individually or collectively) or that any holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or Estates and further including those in any way related to the Commitment Letter, Exit Facility, New Money Second Lien Loan, New Organizational Documents, Chapter 11 Cases, the Original Plan or the Confirmed Plan; provided, however, that the provisions of Article IX.B.1 of the Confirmed Plan shall not operate to waive or release from any Causes of Action expressly set forth in and preserved by the Confirmed Plan or Confirmed Plan Supplement or any defenses thereto; provided, further, however that the foregoing provisions of Article IX.B.1 of the Confirmed Plan shall not operate to waive or release any Causes of Action accrued by the Debtors in the ordinary course of business against holders of Other General Unsecured Claims.
     Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Fed.R.Bankr.P. 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Confirmed Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (b) in the best interests of the Debtors and all holders of Claims; (c) fair, equitable, and reasonable; (d) approved after due notice and opportunity for hearing; and (e) a bar to any of the Debtors, Reorganized Debtors or Releasing Parties asserting any Claim or Cause of Action thereby released.
Third-Party Release
     Notwithstanding anything contained in the Confirmed Plan to the contrary, as of the Effective Date, the Releasing Parties shall provide a full discharge and release (and each Entity so released shall be deemed released by the Releasing Parties) to the Releasees and each of their respective Representatives (each of the foregoing in its individual capacity as such), and their respective property from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including those in any way related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Confirmed Plan, Original Plan, Disclosure Statement, Commitment Letter, New Organizational Documents, New Money Second Lien Loan, Exit Credit Facility or any other contract, instrument, release or other agreement or document created or entered into in connection with the Confirmed Plan, or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing provisions of Article IX.B.2 of the Confirmed Plan shall not operate to waive or release any of the Claims, Causes of Action or other obligations expressly set forth in and preserved by the Confirmed Plan or Plan Supplement or any defenses thereto; provided, further, however, that the foregoing provisions of Article IX.B.2 of the Confirmed Plan shall not operate to waive or release any Allowed Claims of Releasing Parties treated under the Plan.
     Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Fed.R.Bankr.P. 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Confirmed Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third-Party is: (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (b) in the best interests of the Debtors and all holders of Claims; (c) fair, equitable, and reasonable; (d) approved after due notice and opportunity for hearing; and (e) a bar to any of the Debtors, Reorganized Debtors or Releasing Parties asserting any Claim or Cause of Action thereby released.
Exculpation
     Notwithstanding anything contained in the Confirmed Plan to the contrary, the Exculpated Parties shall neither have nor incur any liability to any Entity for any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including, without limitation, those that any of the Debtors or the Reorganized Debtors would have been legally entitled to assert (whether individually or collectively) or that any holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or Estates and further including those in any way related to the Commitment Letters, New Organizational Documents, Chapter 11 Cases, the Original Plan, or the Confirmed Plan arising on or after the Petition Date, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Confirmed Plan, New Money Second Lien Loan, Exit Credit Facility, the Disclosure Statement, New Organizational Documents, Commitment Letters, DIP Facility, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Confirmed Plan, Original Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing provisions of Article IX.C of the Confirmed Plan shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, however that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents; provided, further, however that the foregoing provisions of Article IX.C of the Confirmed Plan shall not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by the Confirmed Plan or Plan Supplement or any defenses thereto.
     Notwithstanding any language to the contrary contained in the Confirmed Plan or the Confirmation Order, Article IX.C of the Confirmed Plan shall not release any non-debtor, including any current and/or former officer and/or director of the Debtors and/or any other non-debtor included in the Exculpated Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such person(s).
Injunction
     From and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner against the Debtors or Reorganized Debtors, their successors and assigns, and their assets and properties, as the case may be, any suit, action or other proceeding, on account of or respecting any Claim, demand, liability, obligation, debt, right, Cause of Action, interest or remedy released or to be released pursuant to the Plan or the Confirmation Order.
     Except as otherwise expressly provided for in the Confirmed Plan or in obligations issued pursuant to the Confirmed Plan, from and after the Effective Date, all Entities shall be precluded from asserting against the Debtors, Debtors in Possession, Estates, Reorganized Debtors, their successors and assigns, and their assets and properties, any other Claims or Equity Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.
     The rights afforded in the Confirmed Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their assets or properties. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be satisfied and released in full.
     Except as otherwise expressly provided for in the Confirmed Plan or in obligations issued pursuant to the Confirmed Plan, all Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Equity Interest satisfied and released hereby, from:
     (a) commencing or continuing in any manner any action or other proceeding of any kind against any Debtor or any Reorganized Debtor, their successors and assigns, and their assets and properties;

     (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor or any Reorganized Debtor, their successors and assigns, and their assets and properties;
     (c) creating, perfecting, or enforcing any encumbrance of any kind against any Debtor or any Reorganized Debtor or the property or estate of any Debtor or any Reorganized Debtor;
     (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Debtor or any Reorganized Debtor or against the property or estate of any the Debtors or any of Reorganized Debtors, except to the extent a right to setoff, recoupment or subrogation is asserted with respect to a timely filed proof of claim or as an affirmative defense to a Cause of Action or claim asserted by a Debtor or Reorganized Debtor against such party; or
     (e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Equity Interest or Cause of Action released or settled hereunder.
Indemnification of Directors, Officers and Employees
     As of the Effective Date, all indemnification provisions currently in place (whether in the bylaws, certificates of incorporation, articles of limited partnership, operating agreements, board resolutions, contracts or otherwise) for the current and former directors, managers, members, officers, employees, attorneys, financial advisors, other professionals and agents of the Debtors and their respective Affiliates shall be deemed to have been assumed by the Reorganized Debtors, and shall survive effectiveness of the Plan.
Securities to Be Issued Under the Confirmed Plan
     On the Effective Date or as soon as reasonably practicable thereafter, New Dura shall (i) issue the New Common Stock to holders of the Class 3 Senior Notes Claims and the Class 5A U.S. Other General Unsecured Claims and (ii) reserve for issuance an appropriate number of shares of New Common Stock pursuant to the terms of (a) the certificate of designations of the Convertible Preferred Stock and (b) a post-Effective Date Management Equity Incentive Plan providing for up to 10% of the capital stock of New Dura, on a fully-diluted basis, to be reserved for issuance as grants of equity, restricted stock, or options, the terms of which plan are to be determined and implemented as soon as reasonably practicable after the Effective Date by the New Board or any compensation committee thereof. The New Common Stock shall be subject to dilution by conversion of the Convertible Preferred Stock and by any grants of New Common Stock pursuant to the Management Equity Incentive Plan.
     On the Effective Date or as soon as reasonably practicable thereafter, New Dura shall (i) issue the Convertible Preferred Stock to the holders of the Second Lien Facility Claims as well as the parties providing financing under New Money Second Lien Loan and (ii) reserve for issuance an appropriate number of shares of New Common Stock pursuant to the terms of a post-Effective Date Management Equity Incentive Plan providing for up to 10% of the capital stock of New Dura, on a fully-diluted basis, to be reserved for issuance as grants of equity, restricted stock, or options, the terms of which plan are to be determined and implemented as soon as reasonably practicable after the Effective Date by the New Board or any compensation committee thereof.

Limitation on Incorporation by Reference
     The Confirmed Plan, Plan Supplement and Disclosure Statement shall not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission (“SEC”) shall not incorporate the Statements or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.]
Forward-Looking Statements
In addition to historical information, this Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the company to continue as a going concern until the effective date of the Confirmed Plan; (ii) the ability of the company to satisfy its existing liquidity requirements through, and to continue to comply with the covenants contained in, the DIP Facility through the effective date of the Confirmed Plan; (iii) the company’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the company to satisfy the conditions of the Confirmed Plan, including the closing of the New Money Second Lien Loan and Exit Credit Facility; (v) the ability of the company to obtain and maintain normal terms with vendors and service providers; (vi) the company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 Cases on the company’s liquidity or results of operations; (viii) the ability of the company to execute its business plans, and strategy, and to do so in a timely fashion; (ix) the ability of the company to attract, motivate and/or retain key executives and associates; (x) the ability of the company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or unionized employees of any of its significant customers; (xi) general economic or business conditions affecting the automotive industry either nationally or regionally, being less favorable than expected; and (xii) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the company’s annual and quarterly reports on forms 10-K and 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Revised Joint Plan of Reorganization of Debtors’ Under Chapter 11 of the Bankruptcy Code (with Further Technical Amendments)

99.1	Press Release Dated May 13, 2008 Regarding Confirmation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURA AUTOMOTIVE SYSTEMS, INC.
Date: May 19, 2008	/s/ C. Timothy Trenary
By: C. Timothy Trenary
Vice President and Chief Financial Officer